Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Robert L. LaPenta, Jr.
Vice President –Treasurer
(609) 387-7800 ext. 1216

Burlington Coat Factory Announces Operating Results For Fiscal 2010

•	Fourth quarter comparative store sales increased 1.2%
•	Total Sales during Fiscal 2010 increased 4.2%
•	Adjusted EBITDA for Fiscal 2010 increased 10.2% to $338.1 million versus $306.8 million during the 52 weeks ended January 30, 2010.
•	Net Income of $31.0 million during Fiscal 2010 increased $46.2 million from a loss of $15.2 million last year.

BURLINGTON, NEW JERSEY, April 19, 2011 – Burlington Coat Factory Investments Holdings, Inc. and its operating subsidiaries (the Company), a nationwide retailer based in Burlington, New Jersey, today announced its operating results for the fiscal year ended January 29, 2011 (Fiscal 2010).

Operating Results For The Fiscal Year Ended January 29, 2011

Net sales increased 4.2% to $3,669.6 million during Fiscal 2010 compared with $3,522.9 million for the 52 weeks ended January 30, 2010.  Comparative store sales decreased 0.2%.

Primarily driven by increased net sales and higher margins, Adjusted EBITDA increased $31.3 million, or 10.2%, to $338.1 million during Fiscal 2010 from $306.8 million during the prior year.

    Tom Kingsbury, President and Chief Executive Officer stated, “We were very pleased with our 10.2% increase in Adjusted EBITDA during the year which was driven by our 4.2%overall sales growth. I would like to thank our store and corporate teams for contributing to these results. We believe the progress that we are making on our top three priorities; merchandise content, the store experience and receipt management, in addition to the outstanding support we are receiving from the vendor community, has us well positioned for 2011.”

As of April 18, 2011, the Company operates 462 stores under the names “Burlington Coat Factory Warehouse” (447 stores), “MJM Designer Shoes” (13 stores), and “Cohoes Fashions” (two stores) in 44 states and Puerto Rico.

Fiscal 2010 Conference Call

           The Company will hold a conference call for investors on Thursday, April 21, 2011 at 10:00 a.m. Eastern Time to discuss the Company’s Fiscal 2010 operating results. To participate in the call, please dial 1-800-707-9231. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through April 22, 2011 at 12:00 p.m. Eastern Time. To access the replay, please dial 1-800-633-8284, then the access number, 21520498.  Additionally, a replay of the call will be available for 30 days on the Company’s website (www.burlingtoncoatfactory.com).

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at everyday low prices. The Company currently serves its customers through its 462 stores in 44 states and Puerto Rico.  For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.  The following factors, among others, could cause actual results to differ materially from those expressed or implied in any such forward-looking statements:  competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms, and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (All amounts in thousands)

	(in thousands)
	52 Weeks Ended
	January 29, 2011	January 30, 2010 (Unaudited)
REVENUES:
Net Sales	$3,669,602	$3,522,914
Other Revenue	31,487	30,840
Total Revenue	3,701,089	3,553,754

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization as Shown Below)	2,252,346	2,181,707
Selling and Administrative Expenses	1,156,613	1,113,960
Restructuring and Separation Costs	2,200	7,452
Depreciation and Amortization	146,759	156,388
Interest Expense (Inclusive of Gain/Loss on Interest Rate Cap Agreements)	99,309	84,423
Impairment Charges – Long-Lived Assets	2,080	56,141
Impairment Charges – Tradenames	-	15,250
Other Income, Net	(11,346)	(16,635)
Total Costs and Expenses	3,647,961	3,598,686

Income (Loss) Before Income Tax Expense (Benefit)	53,128	(44,932)
Income Tax Expense (Benefit)	22,130	(29,753)

Net Income (Loss)	30,998	(15,179)

Total Comprehensive Income (Loss)	$30,998	$(15,179)

The following table calculates the Company’s EBITDA (earnings from continuing operations before interest, taxes and depreciation and amortization) and Adjusted EBITDA, which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDA, as defined in the credit agreement governing our Term Loan, starts with consolidated net income (loss) for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net income (loss), (ii) the provision (benefit) for taxes, (iii) interest expense, (iv) advisory fees, and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period.  In accordance with our Term Loan agreement, Adjusted EBITDA is used to calculate the consolidated leverage ratio covenant, defined as the Company’s total debt to Adjusted EBITDA.  We present Adjusted EBITDA because we believe it is a useful supplemental measure in evaluating the performance of our business and provides greater transparency into our results of operations.

The Company believes that EBITDA and Adjusted EBITDA provide investors helpful information with respect to our operations and financial condition. The Company has provided this additional information to assist the reader in understanding our ability to meet our future debt service, fund our capital expenditures and working capital requirements and to comply with various covenants in each indenture governing our outstanding senior notes, as well as various covenants related to our senior secured credit facilities which are material to our financial condition and financial statements.  Other companies in our industry may calculate Adjusted EBITDA differently such that our calculation may not be directly comparable.  The adjustments to EBITDA are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, EBITDA and Adjusted EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

 EBITDA and Adjusted EBITDA are calculated as follows (amounts in thousands):

	(in thousands)
	Year Ended	52 Weeks Ended
	January 29, 2011	January 30, 2010

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$30,998	$(15,179)
Interest Expense	99,309	84,423
Income Tax Expense (Benefit)	22,130	(29,753)
Depreciation and Amortization	146,759	156,388

EBITDA	$299,196	$195,879

Impairment Charges - Long-Lived Assets	2,080	56,141
Impairment Charges - Tradenames	-	15,250
Interest Income	(384)	(303)
Non Cash Straight-Line Rent Expense (a)	10,639	5,320
Advisory Fees (b)	4,289	4,198
Stock Compensation Expense (c)	2,230	4,391
Sox Compliance (d)	-	112
(Gain) Loss on Investment in Money Market Fund (e)	(240)	(859)
Amortization of Purchased Lease Rights (f)	857	896
Severance (g)	81	3,097
Franchise Taxes (h)	1,172	1,620
Insurance Reserve (i)	3,916	9,037
Advertising Expense Related to Barter Transactions (j)	2,644	2,275
CEO Transition Costs (k)	-	2,147
Loss on Disposal of Fixed Assets (l)	1,740	6,160
Change in Fiscal Year End Costs (m)	587	1,445
Litigation Reserve (n)	4,923	-
Transfer Tax (o)	1,358	-
Refinancing Fees (p)	3,040	-
Adjusted EBITDA	$338,128	$306,806

During Fiscal 2010, with approval from the administrative agents for the Term Loan and ABL Line of Credit, we changed the components comprising Adjusted EBITDA such that specific charges associated with our litigation reserve, transfer tax liability, and refinancing fees were added back to consolidated net income (loss) when calculating Adjusted EBITDA.  These changes resulted in approximately $9.3 million in Adjusted EBITDA during Fiscal 2010 and had no impact on the prior periods presented.  We believe that these add-backs provide a more accurate comparison to the comparative periods’ performance.

(a)
Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis), in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.

(b)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods, in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.
(c)	Represents expenses recorded under ASC No. 718 “Stock Compensation” during the fiscal periods, in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.
(d)
As a voluntary non-accelerated filer, we furnished our initial management report on Internal Controls Over Financial Reporting in our Annual Report on Form 10-K for Fiscal 2008. These costs represent professional fees related to this compliance effort that were incurred during Fiscal 2008 and the first quarter of Fiscal 2009, as well as fees incurred as part of our ongoing internal controls compliance effort for Fiscal 2009, as approved by the administrative agents for the Term Loan and ABL Line of Credit.

(e)
Represents the (gain) loss on our investment in the Reserve Primary Fund, related to recoveries/declines in the fair value of the underlying securities held by the Fund, as approved by the administrative agents for the Term Loan and ABL Line of Credit.

(f)
Represents amortization of purchased lease rights which are recorded in rent expense within our selling and administrative line items, in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.

(g)	Represents a severance charge resulting from a reduction of our workforce, in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.
(h)	Represents franchise taxes paid based on our equity, as approved by the administrative agents for the Term Loan and ABL Line of Credit.
(i)
Represents the non-cash change in reserves based on estimated general liability, workers compensation and health insurance claims as approved by the administrative agents for the Term Loan and ABL Line of Credit.

(j)
Represents non-cash advertising expense based on the usage of barter advertising credits obtained as part of a non-cash exchange of inventory, as approved by the administrative agents for the Term Loan and ABL Line of Credit.

(k)
Represents recruiting costs incurred in connection with the hiring of our new President and Chief Executive Officer on December 2, 2008, and other benefits payable to our former President and Chief Executive Officer pursuant to the separation agreement we entered into with him on February 16, 2009.  Both of these adjustments were approved by the administrative agents for the Term Loan and ABL Line of Credit.

(l)
Represents the gross non-cash loss recorded on the disposal of certain assets in the ordinary course of business, as in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.

(m)
Represents costs incurred in conjunction with changing our fiscal year end from the Saturday closest to May 31 to the Saturday closest to January 31 commencing with the 35 weeks ended January 30, 2010.  This change was approved by the administrative agents for the Term Loan and ABL Line of Credit.

(n)	Represents charges incurred in conjunction with a non-recurring litigation reserve as approved by the administrative agents for the Term Loan and the ABL Line of Credit.
(o)	Represents one-time transfer taxes incurred with respect to certain leased properties as approved by the administrative agents for the Term Loan and the ABL Line of Credit.
(p)
Represents charges incurred related to the initial unsuccessful refinancing of the Term Loan and repurchase of the outstanding Senior Notes and Senior Discount Notes and corresponding offering of new notes payable in Fall 2010 as approved by the administrative agents for the Term Loan and the ABL Line of Credit.